Centennial California Tax Exempt Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  06/24/96                           .0000798
                  06/25/96                           .0000779
                  06/26/96                           .0000735
                  06/27/96                           .0000704
                  06/28/96                           .0000698
                  06/29/96                           .0000699
                  06/30/96                           .0000699
                                                     --------

                  Seven Day
                    Total:                           .0005112


         Current Yield:                     $0.0005112/7 x 365 = 2.67%


                                                  365/7
         Effective Yield:           (.0005112 + 1)      - 1  = 2.70%

Centennial California Tax Exempt Trust
Page 2




2. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 7-DAY PERIOD ENDED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 7-day current yield of tax-exempt security positions in the portfolio.
         b = 7-day current yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).


         Example:                    .0267
                                    ----------  +  0  =   4.97%
                                    1  - .4624


         The Fund's effective tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 7-day effective yield of tax-exempt security positions in the portfolio.
         b = 7-day effective yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).

         Example:                     .0270
                                    ----------  +  0  =   5.02%
                                    1  - .4624

Centennial California Tax Exempt Trust
Page 3




3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/96:

         The Fund's current tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 30-day current yield of tax-exempt security positions in the portfolio.
         b = 30-day current yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).

         Example:                     .0271
                                    ----------  +  0  =   5.04%
                                    1  - .4624


         The Fund's effective tax equivalent yield is calculated using the following formula:

                           a
                        ----- + b = Tax Equivalent Yield
                        1 - c

         The symbols above represent the following factors:

         a = 30-day effective yield of tax-exempt security positions in the portfolio.
         b = 30-day effective yield of taxable security positions in the portfolio.
         c = Combined stated tax rate (e.g., federal and state income tax rates for an individual in the 39.6% federal tax bracket filing singly).


         Example:                     .0274
                                    ----------  +  0  =   5.10%
                                    1  - .4624











Centennial California Tax Exempt Trust
Page 4




3. TAX EQUIVALENT CURRENT AND EFFECTIVE YIELDS FOR THE 30-DAY PERIOD ENDED 06/30/96 (Continued):

         Combined Stated Tax Rate Formula

                  1 - {(1-d)(1-e)} = Combined Stated Tax Rate

         The symbols above represent the following factors:

         d = Stated federal tax rate (e.g., federal income tax rate for an individual in the 39.6% federal tax bracket filing singly).
         e = Stated California State tax rate (e.g., for an individual in the 39.6% federal and 11% state tax bracket filing singly).


         Example:   1 - {(1 - .3960)(1 - .1100)} =  46.24%